Exhibit 99.1

PAVmed Closes Oversubscribed Rights Offering for Gross Proceeds of $10,350,000

NEW YORK (June 12, 2018) – PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multiproduct medical device company, today announced the closing of its Oversubscribed equity subscription rights offering (the “Rights Offering”) which raised the maximum gross proceeds of $10,350,000.

Pursuant to the Rights Offering, PAVmed’s stockholders exercised and the Company accepted equity subscription rights resulting in the issuance of 9 million units that consisted of one share of common stock and one Series Z Warrant. Each right entitled the holder to purchase one unit at a subscription price of $1.15 per unit, with each unit consisting of one share of common stock (Nasdaq: PAVM) and one Series Z Warrant (Nasdaq: PAVMZ) to purchase one share of common stock with an exercise price of $1.60. The Series Z Warrants expire on April 30, 2024 and have certain volume and price redemption features. The units will immediately split into their underlying securities and the common stock and the Series Z Warrants will be immediately tradeable upon their issuance.

Investors who participated in the Rights Offering should expect to see the purchased securities in their account within the next three business days. Additionally, the balance of funds that were not allocated due to the oversubscription of the Rights Offering will be returned to participants via the method the participant used to fund its subscription within the next three business days.

PAVmed engaged Maxim Group LLC and Dawson James Securities, Inc. as dealer-managers in the Rights Offering. Questions about the Rights Offering may be directed to Maxim Group LLC at 405 Lexington Avenue, New York, NY 10174, Attention Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745, or to Dawson James Securities, Inc., Attention: Prospectus Department, 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432, via email at mmaclaren@dawsonjames.com or telephone (toll free) at (866) 928-0928.

The Rights Offering was made by means of a written prospectus pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-222581) as filed with the SEC. The registration statement was declared effective by the SEC on May 23, 2018 and is available on the SEC’s web site at http://www.sec.gov. Copies of the written prospectus for the Rights Offering may be obtained by contacting Morrow Sodali Global LLC, the Information Agent for the Rights Offering, at:

Stockholders please call toll-free: (800) 662-5200

Banks and Brokerage Firms please call: (203) 658-9400

Email: PAVM.info@morrowsodali.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PAVmed

PAVmed Inc. is a highly differentiated, multiproduct medical device company employing a unique business model designed to advance innovative products to commercialization much more rapidly and with significantly less capital than the typical medical device company. This proprietary model enables PAVmed to pursue an expanding pipeline strategy with a view to enhancing and accelerating value creation. PAVmed’s diversified pipeline of products address unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its four lead products provide groundbreaking approaches to carpal tunnel syndrome (CarpX™), precancerous conditions of the esophagus (EsoCheck), vascular access (PortIO™) and pediatric ear infections (DisappEAR™). The company is also developing innovative products in other areas, such as medical infusions and tissue ablation, while seeking to further expand its pipeline through engagements with clinician innovators and leading academic medical centers. For further information, please visit www.pavmed.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of the Company’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, the Company’s ability to complete the Rights Offering; volatility in the price of the Company’s common stock; the uncertainties inherent in research and development, including the cost and time required advance our products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from our preclinical studies; whether and when our products are cleared by regulatory authorities; market acceptance of our products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market any of its products. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA, “Risk Factors,” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Reports on Form 10-Q filed by us after our most recent Annual Report. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts

Investors
LHA Investor Relations
Kim Sutton Golodetz, (212) 838-3777
kgolodetz@lhai.com
or
Media
PAVmed Inc.
(212) 949-4319
info@pavmed.com

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